                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549



                                   FORM 8-K/A




                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934




                Date of Report (Date of earliest event reported)
                                 April 29, 1994



                    NATIONAL CONVENIENCE STORES INCORPORATED
            (Exact name of registrant as specified in its charter)



          DELAWARE                     1-7936                   74-1361734
       (State or other               (Commission              (IRS Employer
       jurisdiction of               File Number)           Identification No.)
        incorporation)


    100 Waugh Drive, Houston, Texas                                77007
(Address of principal executive offices)                         (Zip Code)



               Registrant's telephone number, including area code
                                 (713) 863-2200

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On April 29, 1994, the Company completed the previously announced transaction whereby the Company, (i) exchanged its 53 operating convenience stores in Southern California, together with related inventories and equipment, for 88 operating convenience stores of The Circle K Corporation in the Dallas-Fort Worth and Houston, Texas areas, together with related inventories and equipment and, (ii) sold its 27 operating convenience stores in Atlanta, Georgia, together with related inventories and equipment, for cash consideration of $9,150,000 (herein referred to as the"Transaction"). The Company now operates only in the State of Texas.




ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

See Index on page 4 of this report for, (a) financial statements of business acquired and (b) pro forma financial information.


The following exhibits were previously filed with initial Form 8-K dated May 13, 1994:

10.10 - Asset Exchange Agreement By and Among National Convenience Stores Incorporated, NCS Realty Company, The Circle K Corporation and Circle K Properties, Inc. Dated as of April 20, 1994 and as amended on April 29, 1994.

10.11 - Asset Purchase Agreement By and Among National Convenience Stores Incorporated, NCS Realty Company, Stop N Go Markets of Georgia, Inc. The Circle K Corporation and Circle K Properties, Inc. Dated as of April 20, 1994 and as amended on April 29, 1994.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated:  July 13, 1994

                                         NATIONAL CONVENIENCE STORES
                                        INCORPORATED




                                        By:  /s/ A. J. Gallerano
                                         A. J. Gallerano
                                               Senior Vice President,
                                               General Counsel
                                               and Secretary

          NATIONAL CONVENIENCE STORES INCORPORATED AND SUBSIDIARIES

                                    INDEX





FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

         Report of Independent Accountants

         Combined Balance Sheet as of April 29, 1994

         Combined Statement of Operations for the Period May 1, 1993 through April 29, 1994

         Combined Statement of Cash Flows for the
            Period May 1, 1993 through April 29, 1994

         Notes to Combined Financial Statements


PRO FORMA FINANCIAL INFORMATION:

         Unaudited Pro Forma Consolidated Statements of Operations
            Year Ended June 30, 1993 and
            Nine Months Ended March 31, 1994

         Notes to Unaudited Pro Forma Consolidated Statements of Operations

                              CIRCLE K NET ASSETS

                          -------------------------

                              FINANCIAL STATEMENTS
                  FOR THE PERIOD MAY 1, 1993 TO APRIL 29, 1994

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
National Convenience Stores Incorporated
Houston, Texas

We have audited the accompanying combined balance sheet of certain stores of The Circle K Corporation, collectively referred to as Circle K Net Assets (See
Note 1), as of April 29, 1994, and the related combined statements of operations and cash flows for the period from May 1, 1993 to April 29, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined financial statements have been prepared from the separate records of the above described stores maintained by The Circle K Corporation and may not necessarily be indicative of the conditions that would have existed or the results of operations if Circle K Net Assets had operated as an unaffiliated company from The Circle K Corporation. Portions of certain assets, liabilities, revenues and expenses represent allocations from certain operating areas, regions and corporate office functions of The Circle K Corporation.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Circle K Net Assets as of April 29, 1994, and the results of its operations and its cash flows for the period from May 1, 1993 to April 29, 1994 in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information is presented for the purpose of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


COOPERS & LYBRAND


Phoenix, Arizona
June 28, 1994

                              CIRCLE K NET ASSETS
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE PERIOD MAY 1, 1993 TO APRIL 29, 1994

                          -------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      Reporting Entity
      The accompanying financial statements represent the combined balance sheet, operating results and cash flows of 88 convenience stores which comprise substantially all of one operating area (Houston metropolitan area) and a portion of another operating area (Dallas-Fort Worth metropolitan area) of The Circle K Corporation and subsidiaries. The accompanying financial statements include the assets, liabilities and operating results which are specifically identified to these 88 stores, along with allocations of other assets, liabilities and expenses of the related operating areas, region and corporate office functions of The Circle K Corporation, collectively referred to as "Circle K Net Assets." On April 29, 1994, The Circle K Corporation consummated the transaction and transferred the 88 stores comprising Circle K Net Assets to National Convenience Stores, Inc. ("NCS"). The accompanying financial statements do not reflect any adjustments to the historical cost values of assets and liabilities to give effect to this transaction. In addition, certain of the assets and liabilities in the accompanying balance sheet are not included in the transaction with NCS.

      The operating results of Circle K Net Assets presented in the accompanying financial statements do not necessarily reflect the operating results which would have occurred had Circle K Net Assets been an unaffiliated entity for the period presented.

      Basis of Reporting
      The accompanying combined financial statements have been prepared on the historical cost basis of accounting reflected in the financial and accounting records of The Circle K Corporation, and not on the allocation of the consideration paid by NCS.

      On July 26, 1993, The Circle K Corporation was acquired by a third party in a transaction accounted for by the purchase method of accounting. Accordingly, certain assets and liabilities of Circle K Net Assets (primarily property and equipment) were adjusted to reflect their estimated fair values with a corresponding adjustment to Equity in Circle K Net Assets.

      Allocation of Assets, Liabilities, Revenues and Expenses
      Specifically identifiable assets, liabilities, revenues and expenses of the Circle K Net Assets stores were allocated based on individual accounting records maintained for each store location. Administrative expenses, advertising costs, assets and liabilities of the operating areas, region and corporate office functions were allocated to Circle K Net Assets based on a ratio of the number of Circle K Net Asset stores to the respective total stores. Corporate offices consist of executive, marketing, accounting, treasury, information systems, legal and human resource functions. Expenses, assets and liabilities related to medical, workers' compensation and general liability programs were allocated to Circle K Net Assets based on the number of employees or on a state-by-state allocation based on claims experience, then based on a ratio of the number of stores.

                              CIRCLE K NET ASSETS
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
                  FOR THE PERIOD MAY 1, 1993 TO APRIL 29, 1994

                          -------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued)

      Cash and Cash Equivalents
      Cash and cash equivalents include cash items on hand in the stores. Circle K Net Assets participates in The Circle K Corporation's cash management system whereby the nightly deposits are swept into a Circle K Corporation concentration account. See "Equity in Circle K Net Assets."

      Inventories
      Inventories are stated at the lower of cost or market. The cost of store merchandise inventories is determined by the retail method and the cost of gasoline inventories approximated cost determined by the first-in, first-out method.

      Property and Equipment
      Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives or, for assets under capital leases, the lease terms if shorter. The estimated useful lives average approximately 25 years for buildings, five years for store equipment and 10-20 years for gasoline storage equipment. Leasehold improvements are amortized over the remaining lease term.

      Equity in Circle K Net Assets
      The Circle K Corporation contributed substantially all of the working capital, property and equipment, and other operating requirements of Circle K Net Assets through cash advances. All transactions with The Circle K Corporation, whether current or noncurrent, have been recorded in the Equity of Circle K Net Assets account since there is no provision for specific settlement of these transactions. Also, no interest expense has been recognized related to this account due to its long-term, investment nature.

      Income Taxes
      Circle K Net Assets is not a separate taxable entity for federal or state income tax reporting purposes. The operations of Circle K Net Assets are included in The Circle K Corporation's consolidated federal income tax return and various state returns. No portion of The Circle K Corporation's income tax expense has been allocated to Circle K Net Assets.


2.    ACCOUNTS RECEIVABLE:

      Accounts receivable consist of the following:

             Vendors                                       $  447,484
             Other                                            113,052
                                                           ----------
                                                              560,536
             Less allowance for doubtful accounts             (24,710)
                                                           ----------

                                                           $  535,826
                                                           ==========

                              CIRCLE K NET ASSETS
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
                  FOR THE PERIOD MAY 1, 1993 TO APRIL 29, 1994

                          -------------------------



3.    INVENTORIES:

      Inventories consist of the following:

             Merchandise                                         $ 2,842,062
             Gasoline                                                778,925
                                                                 -----------

                                                                 $ 3,620,987
                                                                 ===========


4.    PROPERTY AND EQUIPMENT:

      Property and equipment consist of the following:

             Land                                                $ 1,781,750
             Buildings                                             1,077,478
             Store fixtures and equipment                          8,981,751
             Leasehold improvements                                1,379,914
             Assets under capital lease (primarily buildings)      1,407,493
                                                                 -----------
                                                                  14,628,386
             Less accumulated depreciation and amortization       (1,544,092)
                                                                 -----------

                                                                 $13,084,294
                                                                 ===========

      Accumulated depreciation and amortization includes accumulated amortization of assets under capital lease of $408,246.


5.    ACCRUED LIABILITIES:

      Accrued liabilities consist of the following:

             Salaries and bonuses                                $   282,800
             Vacations and benefits                                  100,909
             Rent and property taxes                                 352,095
             Environmental remediation                                67,026
             General liability                                       253,650
             Lottery                                                 349,333
             Other                                                   394,580
                                                                 -----------

                                                                 $ 1,800,393
                                                                 ===========

                              CIRCLE K NET ASSETS
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
                  FOR THE PERIOD MAY 1, 1993 TO APRIL 29, 1994

                          -------------------------


6.    LONG-TERM OBLIGATIONS:

      Long-term obligations include a note payable related to a real estate installment purchase for $3,556,667 and capital lease obligations of $1,075,429 (see "Leases"). The note payable bears interest of 9% and matures on September 30, 2007.

      Maturities of the note payable are as follows:

     Year Ending April 30,
     ---------------------
             1995                                                $    91,368
             1996                                                    106,857
             1997                                                    122,048
             1998                                                    133,497
             1999                                                    146,020

      Substantially all accounts receivable, inventories, and property and equipment are collateral for certain debt of The Circle K Corporation and subsidiaries; such debt has not been allocated to Circle K Net Assets.


7.    OTHER LIABILITIES:

      Other liabilities consist of the following:

             Environmental remediation                           $ 1,321,481
             Workers' compensation                                   340,933
             General liability                                       512,664
             Other                                                   573,333
                                                                 -----------

                                                                 $ 2,748,411
                                                                 ===========


8.    LEASES:

      Fifty-eight of Circle K Net Assets stores are leased. The store leases usually have primary terms of up to twenty-five years with one to three renewal options for additional five to fifteen year periods. Under certain of these leases, there are additional rents based upon a percentage of sales. The leases for equipment are for terms up to 8 years. Most of the leases require the payment of real estate taxes, repairs and maintenance and insurance.

                              CIRCLE K NET ASSETS
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
                  FOR THE PERIOD MAY 1, 1993 TO APRIL 29, 1994

                           -------------------------


8.    LEASES: (Continued)

      Future minimum rental payments due under operating and capital leases are as follows:

                                                                   Operating         Capital
             Years Ending April 30,                                 Leases            Leases
             ----------------------                              -------------     ------------
                   1995                                          $   1,457,292     $    179,742
                   1996                                              1,409,610          175,979
                   1997                                              1,372,918          188,791
                   1998                                              1,350,014          110,448
                   1999                                              1,362,016          106,761
             Thereafter                                             13,447,571        1,790,436
                                                                 -------------     ------------

             Total minimum lease payments                        $  20,399,421        2,552,157
                                                                 =============
             Less estimated executory costs                                             (33,961)
                                                                                   ------------
             Net minimum lease payments                                               2,518,196
             Less imputed interest                                                   (1,393,555)
                                                                                   ------------

             Present value of net minimum lease payments                              1,124,641
             Less current maturities                                                    (49,212)
                                                                                   ------------

             Capital lease obligations long-term                                   $  1,075,429
                                                                                   ============

      Minimum lease rental expenses and percentage rental expense for the period ended April 29, 1994 were as follows:

             Minimum rentals                                     $ 1,480,687
             Percentage rentals                                  $    43,623


9.    ENVIRONMENTAL COMPLIANCE:

      Circle K Net Assets is subject to environmental laws and regulations which include obligations to remove or mitigate the effects on the environment of releases from underground gasoline storage tanks (UST). Circle K Net Assets has established accruals for those sites where it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. The reliability of the loss estimates are affected by numerous factors such as differing strategies of site evaluation and improving leak detection technology. Accruals are adjusted based on new incidents and updated information and are impacted by a number of factors including changes in technology, new developments and interpretation of government policy, soil conditions, and other factors. At April 29, 1994, Circle K Net Assets had environmental remediation accruals for sites of approximately $1,388,000.

                              CIRCLE K NET ASSETS
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
                  FOR THE PERIOD MAY 1, 1993 TO APRIL 29, 1994

                           -------------------------



9.    ENVIRONMENTAL COMPLIANCE: (Continued)

      Circle K Net Assets has recorded an asset related to estimated future claims for reimbursements of remediation costs from the Texas trust fund program of approximately $84,000 for sites with known contamination. The Texas trust fund program has been submitted to or approved by the EPA, with a variety of mechanisms for sharing or reimbursing corrective-action (remediation) costs, many including third-party compensation. A variety of fees are paid to participate in the trust fund program for remediation activities. The asset related to estimated trust fund reimbursements recorded at April 29, 1994 has been recorded because future reimbursement is believed to be probable.


10.   EMPLOYEE BENEFIT PLAN:

      The employees of Circle K Net Assets are eligible to participate in a savings plan of The Circle K Corporation. Employee contributions to the plan are tax deductible under Section 401(k) of the Internal Revenue Code. Certain employee contributions are matched by The Circle K Corporation. For the period May 1, 1993 to April 29, 1994, $28,416 was contributed by The Circle K Corporation and is reflected in "Operating and Administrative Expenses - Stores" in the accompanying financial statements.



11.   CHANGE IN NET ASSETS:

             Equity in Circle K Net Assets
                 May 1, 1993                                $   4,694,599

             Net loss                                          (1,801,571)
                                                            -------------

             Equity in Circle K Net Assets
                 April 29, 1994                             $   2,893,028
                                                            =============

                                 SUPPLEMENTARY

                                  INFORMATION

                              CIRCLE K NET ASSETS
                       COMBINED SCHEDULE OF ALLOCATED AND
                     STORE SPECIFIC ASSETS AND LIABILITIES
                                 APRIL 29, 1994

                           -------------------------



                                                                 Total
                                                                Circle K            Store
                                                               Net Assets          Specific            Allocated
                                                             --------------     ---------------    ----------------
ASSETS
   Cash                                                      $       44,000     $        44,000    $              -
   Accounts receivable                                              535,826                   -             535,826
   Inventories                                                    3,620,987           3,620,987                   -
   Prepaids and other current assets                                544,075              29,192             514,883
   Property and equipment                                        13,084,294          13,084,294                   -
                                                             --------------     ---------------    ----------------

                                                                 17,829,182          16,778,473           1,050,709
                                                             --------------     ---------------    ----------------

LIABILITIES
   Current maturities of long-term
    obligations                                                     140,580             140,580                   -
   Accounts payable                                               2,534,096             555,996           1,978,100
   Accrued liabilities                                            1,800,393             741,895           1,058,498
   Money orders sold                                              3,080,578           3,080,578                   -
   Long-term obligations                                          4,632,096           4,632,096                   -
   Other liabilities                                              2,748,411             195,561           2,552,850
                                                             --------------     ---------------    ----------------

                                                                 14,936,154           9,346,706           5,589,448
                                                             --------------     ---------------    ----------------

   Equity of Circle K Net Assets                             $    2,893,028     $     7,431,767    $     (4,538,739)
                                                             ==============     ===============    ================





                 The accompanying notes to financial statements
                     are an integral part of this schedule.

                              CIRCLE K NET ASSETS
                         COMBINED SCHEDULE OF ALLOCATED
                     OPERATING AND ADMINISTRATIVE EXPENSES
                 FOR THE PERIOD MAY 1, 1993 TO APRIL 29, 1994

                           -------------------------




Advertising                                              $   309,083
General liability insurance                                  376,433
Workers compensation                                         912,835
Other                                                        220,850
General and administrative:
   Corporate                                               2,616,691
   Regional and operating area                             1,427,913
                                                         -----------

                                                         $ 5,863,805
                                                         ===========




                 The accompanying notes to financial statements
                     are an integral part of this schedule.

                        PRO FORMA FINANCIAL INFORMATION


The pro forma statements of operations of the Company for the year ended June 30, 1993 and the nine months ended March 31, 1994, presented below, reflects the effect of adjustments to the historical results of operations of the Company necessary to give pro forma effect to the Transaction as if it had occurred at the beginning of the period presented. The pro forma statements of operations and accompanying notes should be read in conjunction with the Company's Annual Report on Form 10-K/A for the year ended June 30, 1993 and the Quarterly Report on Form 10-Q for the nine months ended March 31, 1994.

A pro forma balance sheet as of March 31, 1994 has not been presented due to the minimal number of adjustments required to reflect the effect of the Transaction. The pro forma effects of the Transaction on the Consolidated Balance Sheet are narratively described as follows, (i) an increase in cash of $4,660,000, which is net of debt reduction of $2,677,000 and transaction costs of $1,813,000, (ii) a reduction in property and equipment of $2,539,000 and other assets of $1,009,000, and (iii) a $1,823,000 (net of tax) increase in stockholders' equity resulting from the gain recorded in conjunction with the Transaction.

Management believes that the assumptions used provide a reasonable basis on which to present the pro forma financial data. The pro forma financial information is provided for informational purposes only and should not be construed to be indicative of the Company's results of operations had the Transaction been consummated on the dates assumed and are not intended to project the Company's results of operations for any future period.

                   NATIONAL CONVENIENCE STORES INCORPORATED
           Unaudited Pro Forma Consolidated Statement of Operations
                           Year Ended June 30, 1993
                   (in thousands, except per share amounts)

                                                           NCS                       Circle K Exchange
                                       ---------------------------------------- ----------------------------
                                                                                  Divested       Acquired
                                                  Reorganization Reorganization      NCS         Circle K      Pro Forma
                                       Historical Adjustments(a)   Pro Forma    Operations(b)  Operations(c)  Adjustments  Pro Forma
                                       ---------- -------------- -------------- -------------  -------------  -----------  ---------
Sales . . . . . . . . . . . . . . . .  $ 878,852     $      -       $878,852      $(120,576)     $ 99,652      $3,627 (d)  $861,555

Costs and Expenses:
  Cost of sales . . . . . . . . . . .    651,658            -        651,658        (93,404)       76,239       3,074 (d)   637,567
  Operating expenses  . . . . . . . .    162,519        1,067        163,586        (20,931)       20,228      (1,534)(e)   161,349
  General and administrative expenses     31,775            -         31,775         (1,654)        2,237        (971)(f)    31,387
  Interest expense  . . . . . . . . .      4,410        5,940         10,350              -             -        (316)(g)    10,034
  Special charge  . . . . . . . . . .      6,561            -          6,561              -             -           -         6,561
                                       ---------     --------       --------      ---------      --------     -------      --------
                                         856,923        7,007        863,930       (115,989)       98,704         253       846,898
                                       ---------     --------       --------      ---------      --------     -------      --------

Earnings (Loss) Before Reorganization
  Expenses, Fresh-Start Adjustments,
  Income Taxes and Extraordinary
  Gain. . . . . . . . . . . . . . . .     21,929       (7,007)        14,922         (4,587)          948       3,374        14,657

Reorganization Expenses, net. . . . .      8,124       (8,124)             -              -             -           -             -
                                       ---------     --------       --------      ---------      --------     -------      --------

Earnings Before Fresh-Start
  Adjustments, Income Taxes
  and Extraordinary Gain. . . . . . .     13,805        1,117         14,922         (4,587)          948       3,374        14,657

Fresh-Start Adjustments . . . . . . .        382         (382)             -              -             -           -             -
                                       ---------     --------       --------      ---------      --------     -------      --------

Earnings Before Income Taxes and
  Extraordinary Gain  . . . . . . . .     14,187          735         14,922         (4,587)          948       3,374        14,657

Income Tax Expense  . . . . . . . . .      3,002        3,102          6,104         (1,876)          387       1,380         5,995
                                       ---------     --------       --------      ---------      --------     -------      --------

Earnings Before Extraordinary Gain. .     11,185       (2,367)         8,818         (2,711)          561       1,994         8,662

Extraordinary Gain  . . . . . . . . .     61,493      (61,493)             -              -             -           -             -
                                       ---------     --------       --------      ---------      --------     -------      --------

Net Earnings (Loss) . . . . . . . . .  $  72,678     $(63,860)      $  8,818      $  (2,711)     $    561     $ 1,994      $  8,662
                                       =========     ========       ========      =========      ========     =======      ========

Earnings Per Share  . . . . . . . . .                               $   1.35                                               $   1.33
                                                                    ========                                               ========

Weighted Average Common and Common
  Equivalent Shares Outstanding . . .                                  6,855                                                  6,855
                                                                    ========                                               ========



    See Notes to Unaudited Pro Forma Consolidated Statements of Operations.

                   NATIONAL CONVENIENCE STORES INCORPORATED
           Unaudited Pro Forma Consolidated Statement of Operations
                       Nine Months Ended March 31, 1994
                   (in thousands, except per share amounts)


                                                                         Historicals
                                             ----------------------------------------------------
                                                                 Divested            Acquired
                                                                   NCS               Circle K          Pro Forma
                                                 NCS            Operations(b)       Operations(c)     Adjustments       Pro Forma
                                              ---------         ----------          ----------        ------------      ---------
Sales . . . . . . . . . . . . . . . . .        $652,666         $ (88,561)           $  78,530        $ 2,859 (d)       $645,494

Costs and Expenses:
  Cost of sales . . . . . . . . . . . .         483,268           (67,527)              60,493          2,406 (d)        478,640
  Operating expenses  . . . . . . . . .         126,638           (15,849)              16,185         (1,063)(e)        125,911
  General and administrative expenses .          27,861            (1,296)               1,047           (223)(f)         27,389
  Interest expense  . . . . . . . . . .           7,173                 -                    -           (251)(g)          6,922
                                               --------         ---------            ---------        -------           --------
                                                644,940           (84,672)              77,725            869            638,862
                                               --------         ---------            ---------        -------           --------

Earnings (Loss) Before Income Taxes . .           7,726            (3,889)                 805          1,990              6,632

Income Tax Expense  . . . . . . . . . .           3,010            (1,515)                 314            775              2,584
                                               --------         ---------            ---------        -------           --------

Net Earnings (Loss) . . . . . . . . . .        $  4,716         $  (2,374)           $     491        $ 1,215           $  4,048
                                               ========         =========            =========        =======           ========
Earnings Per Share  . . . . . . . . . .        $   0.74                                                                 $   0.64
                                               ========                                                                 ========
Weighted Average Common and Common
  Equivalent Shares Outstanding . . . .           6,576                                                                    6,576
                                               ========                                                                 ========





    See Notes to Unaudited Pro Forma Consolidated Statements of Operations.

                    NATIONAL CONVENIENCE STORES INCORPORATED

             Notes to Unaudited Pro Forma Statements of Operations



(a) Represents the reorganization adjustments necessary to reflect operating results of the Company as if its Plan of Reorganization and the adoption of SOP 90-7 had been effective at the beginning of the period reported. See note 3 of the notes to the financial statements, included in the 1993 Annual Report on Form 10-K/A, for additional information.

(b) Represents the historical operating results of the divested Southern California and Atlanta, Georgia convenience stores of the Company. The results for the year ended June 30, 1993 exclude a one-time cost reduction in gasoline purchases in the Southern California market of $1.7 million.

(c) Represents the historical operating results of the acquired Dallas-Fort Worth and Houston, Texas convenience stores of The Circle K Corporation.

(d) Adjusts historical gasoline sales ($3,016,000 for the year ended June 30, 1993 and $2,376,000 for the nine months ended March 31, 1994) and merchandise sales ($611,000 for the year ended June 30, 1993 and $482,000 for the nine months ended March 31, 1994) of the acquired operations to reflect the Company's aggressive marketing strategy and benefits expected from increased market presence. Additionally, the cost of sales of the acquired operations are adjusted to reflect historical gross profit margins.

(e) Adjusts historical operating expenses of the acquired operations to reflect lower depreciation expense, consistent with the reduced property and equipment recorded in conjunction with the Transaction. Additionally, historical rent expense of the acquired operations was reduced for the year ended June 30, 1993, to reflect renegotiated lease rates.

(f) Adjusts historical general and administrative expenses of the acquired operations to reflect reduced field and divisional operations expenses resulting from the reduction of duplicate functions.

(g) Adjusts historical interest expense to reflect reduced interest associated with the $2,677,000 debt reduction discussed above, coupled with interest income earned on the net cash proceeds of $4,660,000, also discussed above.